AMENDMENT NO. 7 TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this ___ day of __________, 2009, by and among FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. and AMERICAN CENTURY INVESTMENT SERVICES, INC. (collectively, the “Parties”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Parties are parties to a Fund Participation Agreement dated July 8, 1997, as amended, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule B of the Agreement is hereby replaced in its entirety with Schedule B as attached and incorporated by reference to this Amendment.

[Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the ___ day of __________, 2009.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY
By its authorized officer,

By:______________________________
Name:
Title:
Date:

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
By its authorized officer,

By:______________________________
Name:
Title:
Date:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By:______________________________
Name:
Title:
Date:

AMERICAN CENTURY INVESTMENT SERVICES, INC.
By its authorized officer,

By:______________________________
Name:
Title:
Date:

SCHEDULE  B

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.